SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-INGLES MARKETS, INC

                    GAMCO INVESTORS, INC.
                                 4/24/02            1,500            12.1400
                                 4/17/02            5,000            11.9800
                                 4/10/02           10,000            12.0000
                                 4/08/02            5,000            11.8800
                                 3/22/02           25,000            11.9580
                                 3/07/02            2,900            12.1000
                                 3/06/02            5,000            12.0300
                                 2/26/02            7,000            11.7400
                     GABELLI FUNDS, LLC.
                         GABELLI VALUE FUND
                                 4/24/02           10,000            12.1600


          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NASDAQ NATIONAL MARKET.

          (2) PRICE EXCLUDES COMMISSION.